Exhibit 24

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne R. Weidner, Glenn E. Moyer, and Jay
W. Waldman, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                          Title                         Date



/s/ John H. Body                   Director                      June 23, 2004
----------------
John H. Body


/s/ J. Ralph Borneman, Jr.         Director                      June 23, 2004
--------------------------
J. Ralph Borneman, Jr.


/s/ Fred D. Hafer                  Director                      June 23, 2004
-----------------
Fred D. Hafer


/s/ Frederick P. Krott             Director                      June 23, 2004
----------------------
Frederick P. Krott


/s/ Patricial L. Langiotti         Director                      June 23, 2004
--------------------------
Patricia L. Langiotti


/s/Kenneth A. Longacre             Director                      June 23, 2004
----------------------
Kenneth A. Longacre

----------------                   Director
George C. Mason


/s/ Glenn E. Moyer                 Director                      June 23, 2004
------------------
Glenn E. Moyer


/s/ Alexander Rankin               Director                      June 23, 2004
--------------------
Alexander Rankin


/s/ Robert E. Rigg                 Director                      June 23, 2004
------------------
Robert E. Rigg


/s/ C. Robert Roth                 Director                      June 23, 2004
------------------
C. Robert Roth


/s/ Donald P. Worthington          Director                      June 23, 2004
-------------------------
Donald P. Worthington


/s/ Wayne R. Weidner               Director, Chairman and        June 23, 2004
---------------------              Chief Executive Officer
Wayne R. Weidner                   (Principal Executive Officer)